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                                                                    EXHIBIT 3.57

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 03:05 PM 02/17/2004
                                                     FILED 03:05 PM 02/17/2004
                                                   SRV 040109327 - 3240377 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                               CPN FREESTONE, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      1.    The name of the limited liability company is CPN Freestone, LLC.

      2. The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited liability Company Act are Corporation Service Company, 2711 Centerville Rd., Suite 400, County of New Castle, Wilmington, DE 19808.

Executed on February 17, 2004.

                                             /s/ Gustavo Grunbaum
                                             -----------------------------------
                                             Gustavo Grunbaum, Authorized Person